As filed with the Securities and Exchange Commission on August 25, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BLONDER TONGUE LABORATORIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)		52-1611421 (IRS Employer Identification No.)

One Jake Brown Road Old Bridge, New Jersey 08857 (732) 679-4000 (Address, Including ZIP Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

BLONDER TONGUE LABORATORIES, INC. 2016 EMPLOYEE EQUITY INCENTIVE PLAN

BLONDER TONGUE LABORATORIES, INC. 2016 DIRECTOR EQUITY INCENTIVE PLAN

(Full Title of the Plans)

Robert J. Pallé, Jr.

Chief Executive Officer and President

One Jake Brown Road

Old Bridge, New Jersey 08857

(732) 679-4000

(Name, Address, Including Zip Code, and Telephone

Number, Including Area Code, of Agent for Service)

Copies to:

Gary P. Scharmett, Esq. Stradley Ronon Stevens & Young, LLP 2005 Market Street, Suite 2600 Philadelphia, PA 19103-7018 Telephone: (215) 564-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,400,000	$0.64	$896,000	$90.23

(1)	This Registration Statement register 1,400,000 shares of Common Stock, par value $0.001 per share, of Blonder Tongue Laboratories, Inc. (the “Registrant”) that may be issued pursuant to the Blonder Tongue Laboratories, Inc. 2016 Employee Equity Incentive Plan and the Blonder Tongue Laboratories, Inc. 2016 Director Equity Incentive Plan (collectively, the “Plans”), as such Plans may be amended from time to time.

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of common stock of the Registrant in respect of the securities identified above that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(3)	Estimated solely for the purpose of calculating the registration fee, pursuant to Rules 457(c) and 457(h)(1) promulgated under the Securities Act, based on the average of the high and low sales prices for the Common Stock reported on the NYSE MKT on August 18, 2016, which is within five (5) business days prior to the date of this Registration Statement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference the documents listed below that the Registrant has previously filed with the Securities and Exchange Commission (the “SEC”) (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 30, 2016 (the “Annual Report”);

•	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016, filed with the SEC on August 15, 2016;

•	The Registrant’s Current Reports on Form 8-K filed with the SEC on January 13, 2016, February 2, 2016, February 12, 2016, March 1, 2016, March 30, 2016, May 27, 2016 and June 3, 2016; and

•	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-1 originally filed with the SEC on October 12, 1995, including any amendments or reports filed for the purpose of updating such description.

The Registrant also incorporates by reference all other documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (other than, in each case, information deemed to have been furnished and not filed in accordance with SEC rules), prior to the prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold,

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The Registrant will furnish to each person, including any beneficial owner, to whom this document is delivered, without charge, a copy of any or all of the information that has been incorporated by reference (including any exhibits that are specifically incorporated by reference in that information) upon oral or written request to: Eric Skolnik, Senior Vice President and Chief Financial Officer, Blonder Tongue Laboratories, Inc., One Jake Brown Road, Old Bridge, New Jersey 08857; telephone (732) 679-4000.

Item 4.	Description of Securities

Not applicable.

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Item 5.	Interests of Named Experts and Counsel

Gary P. Scharmett, a director of the Registrant, is a partner of Stradley Ronon Stevens & Young, LLP, which the Registrant has retained to provide legal services to the Registrant. As of August 17, 2016, beneficially owns 315,718 shares of the Registrant’s common stock, which amount includes 95,000 shares underlying options to purchase common stock that are exercisable within 60 days of August 17, 2016.

Item 6.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

The Registrant’s Restated Certificate of Incorporation provides that the Registrant’s directors shall not be liable to the Registrant or the Registrant’s stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that exculpation from liabilities is not permitted under the DGCL as in effect at the time such liability is determined. The Registrant’s Restated Certificate of Incorporation and Restated Bylaws each also include provisions requiring the Registrant to indemnify directors and officers to the fullest extent permitted by the DGCL. The Restated Certificate of Incorporation and Restated Bylaws provide that any person made a party or threatened to be made a party to a threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Registrant, is or was serving at the request of the Registrant as a director or officer of another corporation or enterprise, including service with respect to an employee benefit plan, shall be indemnified by the Registrant against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent authorized from time to time by the DGCL. The rights of indemnification are not exclusive of any other rights to which those seeking indemnification may be entitled and shall continue as to a person who ceases to be a director, officer, employee or agent.

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The Registrant has obtained director and officer liability insurance under which, subject to the limitations of such policies, coverage will be provided (a) to directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters and (b) to the Registrant with respect to payments which may be made by the Registrant to these directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

The Registrant has also entered into indemnification agreements with the Registrant’s directors. The indemnification agreements provide directors with further indemnification to the maximum extent permitted by the DGCL.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

The following exhibits are filed herewith or are incorporated herein by reference to other filings.

Exhibit Number	Description

4.1	Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 initially filed with the SEC on October 12, 1995.

4.2	Restated Bylaws, incorporated by reference to Exhibit 3.2 to the Registrant’s amended Annual Report on Form 10-K/A for the period ending December 31, 2007, filed with the SEC on May 9, 2008.

4.3	Blonder Tongue Laboratories, Inc. 2016 Employee Equity Incentive Plan, filed herewith.

4.4	Blonder Tongue Laboratories, Inc. 2016 Director Equity Incentive Plan, filed herewith.

5.1	Opinion of Stradley Ronon Stevens & Young, LLP, filed herewith.

23.1	Consent of Marcum, LLP, filed herewith.

23.2	Consent of Stradley Ronon Stevens & Young, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of the Registration Statement).

Item 9.	Undertakings

(a)          The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act;

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(ii)         To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Old Bridge, State of New Jersey, on August 25, 2016.

BLONDER TONGUE LABORATORIES, INC.
By:	/s/ Robert J. Pallé
Robert J. Pallé
President and Chief Executive Officer

POWER OF ATTORNEY

By so signing, each of the undersigned, in his capacity as a director or officer, or both, as the case may be, of Blonder Tongue Laboratories, Inc., does hereby appoint Robert J. Pallé and Eric Skolnik, and each of them severally, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his, place and stead, in his capacity as a director or officer, or both, as the case may be, of Blonder Tongue Laboratories, Inc., any and all amendments to this Registration Statement and post-effective amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys-in-fact and agents shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and for all intents and purposes, as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys-in-fact and each of them and their substitutes lawfully done or caused to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert J. Pallé	President, Chief Executive Officer and Director	August 25, 2016
Robert J. Pallé	(Principal Executive Officer)

/s/ Eric Skolnik	Senior Vice President and Chief Financial Officer	August 25, 2016
Eric Skolnik	(Principal Financial and Accounting Officer)

/s/ Anthony Bruno	Director	August 25, 2016
Anthony Bruno

/s/ James F. Williams	Director	August 25, 2016
James F. Williams

/s/ Charles E. Dietz	Director	August 25, 2016
Charles E. Dietz

/s/ Gary P. Scharmett	Director	August 25, 2016
Gary P. Scharmett

/s/ Steven L. Shea	Director	August 25, 2016
Steven L. Shea

/s/ James H. Williams	Director	August 25, 2016
James H. Williams

EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 initially filed with the SEC on October 12, 1995.

4.2	Restated Bylaws, incorporated by reference to Exhibit 3.2 to the Registrant’s amended Annual Report on Form 10-K/A for the period ending December 31, 2007, filed with the SEC on May 9, 2008.

4.3	Blonder Tongue Laboratories, Inc. 2016 Employee Equity Incentive Plan, filed herewith.

4.4	Blonder Tongue Laboratories, Inc. 2016 Director Equity Incentive Plan, filed herewith.

5.1	Opinion of Stradley Ronon Stevens & Young, LLP, filed herewith.

23.1	Consent of Marcum, LLP, filed herewith.

23.2	Consent of Stradley Ronon Stevens & Young, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of the Registration Statement).